UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2016

Grid Petroleum Corp.

(Exact name of Company as specified in its charter)

Nevada	000-53276	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
412 N. Main Street, Suite 100 Buffalo, WY 82834
(Address of principal executive offices)
Phone: (307) 278-6106
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On April 4, 2013, the Company arranged a debt swap under which a Special Situations Fund note for $40,000 was transferred to Asher Enterprises.  The promissory note is unsecured, bears interest at 8% per annum.  Any principal amount not paid by the maturity date bears interest at 22% per annum.  During the nine months December 31, 2015 and 2014, the Company accrued $2,155 and $2,155 respectively in interest expense. After 180 days from issuance, the note may be converted at the option of the holder into common stock of the Company.  The conversion price is 55% of the market price, where market price is defined as “the average of the lowest three of the last ten closing trading prices on the OTCBB immediately prior to conversion date. At December 31, 2015, the note had a principal balance of $13,000, accrued interest of $8,008 and a derivative liability of $23,636. The company will retire this note, at no penalty, in full as of the date of this Board Resolution. There will be no more conversions, and all parties have agreed to cancel the note and its obligations entirely. This debt will be removed from our balance sheet.

On March 21, 2016, Mr. Edward Aruda, former CEO has signed an agreement to waive all of his unpaid salary and expenses to date in value of $8,000. This debt will be canceled and removed off the balance sheet.

On July 1, 2015, the Company entered into a Convertible Promissory Note with Santa Rosa Resources under which two notes issued to Syndication Capital were reassigned to Santa Rosa Resources in the sum of $30,000.  The promissory note is unsecured, bears interest at 8% per annum, and matured on September 1, 2014. The Conversion Price shall mean par $.00001 multiplied by the number of Common Stock converted at the time.  The transaction was handled as a private sale exempt from registration under Section 4(2) of the Securities Act of 1933. At December 31, 2015, the note had a principal balance of $30,000 and accrued interest of $1,203. The company will retire this note at, no penalty, in full as of the date of this Board Resolution. There will be no more conversions, and all parties have agreed to cancel the note and its obligations. This debt will be removed from our balance sheet.

On March 21, 2016 Mr. Tim DeHererra, former CEO, has agreed to convert all of his outstanding salary and unpaid expenses to Preferred Series A Stock. The company has agreed to issue 200,000 shares of Preferred Series A stock to satisfy $358,459 of debt owed to Mr. DeHererra. The stock is locked-up for 24 months.

On March 21, 2016, Right Energy, Inc. has agreed to return and retire 60,000,000 shares of common stock that was issued on September 17, 2015, pursuant to the ‘Farmout Agreement’ executed on September 14, 2015.  The company has agreed to cancel all of the shares and return all of the 60,000,000 shares to the treasury.

The company has taken immediate action to make all of the adjustments for the quarter ending March 31, 2016.

Item 9 Financial Statements and Exhibits

Exhibit No.

Description

10.1

Board Resolution

FORWARD LOOKING STATEMENTS

Certain statements in this Current Report Form 8-K may contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this Current Report Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, the management of the Company and the Company’s expectations, beliefs, strategies, objectives, plans, intentions and similar matters. All forward-looking statements included in this Current Report Form 8-K are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company, or any person that the future events, plans, or expectations contemplated by our company will be achieved.

We caution against placing undue reliance on forward-looking statements, which contemplate our current beliefs and are based on information currently available to us as of the date a particular forward-looking statement is made.

Any and all such forward-looking statements are as of the date of this Current Report Form 8-K. We undertake no obligation to revise such forward-looking statements to accommodate future events, changes in circumstances, or changes in beliefs, except as required by law. In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that particular forward-looking statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements may appear in the Company’s public filings with the SEC, which are available to the public at the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grid Petroleum Corp.

Date: March 22, 2016

By: /s/Gary B. Tilden

CEO

By: /s/ Mike Schatz

Mike Schatz COO and Director